Exhibit 10.30

                          S.P.R. Venture Partners Inc.
                                432 NW 111th Ave.
                             Coral Springs, FL 33071
                                Tel: 954-461-5317
                                skpop1240@aol.com
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CONSULTING AGREEMENT

This Agreement is made and entered into as of the 6th day of July 2004 between SPR Venture Partners, Inc. (Consultant, "VCP") with an office at 432 NW 111th Ave. Coral Springs FL 33071, Cirilium Holdings Inc. (the Company, Client,) with an office at 625 North Flagler Drive, Suite 605, West Palm Beach FL 33401. Phone # 561-491-0935. The Consultant is engaged in the business of providing corporate advisory and consulting services; and the Client is desirous of retaining the Consultant for the purpose of obtaining corporate advisory and consulting services to assist with various business development and organizational matters, some of which are listed below.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term. This Agreement shall be for a period of six months beginning July 6th, 2004 and ending December 6, 2004.

2. Services. Consultants duties may include but will not necessarily be limited to providing recommendations concerning the following matters:

      >>    Corporate goals and their implementation
      >>    Introductions to strategic partners,  and distribution  channels for
            Company products
      >>    A finder of potential sources of business and financing sources
      >>    A finder of potential merger and or acquisition candidates

      The parties hereto acknowledge and agree that the Consultant carries no professional licenses and is not rendering legal advice, acting as an investment advisor, or broker dealer. It is further acknowledged and agreed that the consulting advisory services to be provided to the Client hereunder shall not be rendered in connection with the offer and sale of securities in a capital raising transaction or in connection with any stock promotion activities.

3. Compensation. The Client will pay a monthly consulting fee of $3,000.00 for the period of the agreement. After the second contract month either party may cancel the remainder of the contract by notifying the other party in writing 3 business days prior to the end of the current contract month. The Client also agrees to pay the Consultant ten percent (10%) of the gross proceeds resulting from any sale, merger or acquisition of the Company, which takes place with candidates introduced to the Company by the Consultant. The Consultant will be entitled to ten percent (10%) of cash fees as well as ten percent of all other forms of compensation such as equity, notes, and preferred stock received by the Client. All cash fees due to the Consultant will be paid directly to the Consultant by the Escrow Agent out of the escrow account. All other fees due to the Consultant will be paid directly to the Consultant on the same terms available to the Client, with the same right and privileges.

4. Company Information. The Client acknowledges that all opinions and advice (written and/or oral) given by Consultant to the Client in connection with Consultant's engagement are intended solely for the benefit and use of the Client and the Company (including its officers and directors) in considering the transaction to which they relate, and the Client agrees that no person or entity other than the Client and the Company (including its officers and directors) shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant's name in any annual reports or any other reports or releases of the Company, without Consultant's prior written consent. The Client recognizes and confirms that, in advising the Client hereunder; Consultant will use and rely on data, material, and other information furnished to Consultant by the Client, without independently verifying the accuracy, completeness or veracity of the information.

5. Confidentiality. Consultant will, and will direct its employees, representatives, agents and advisors ("Representatives") to, hold in confidence and not use or disclose any confidential information of the Client or the Company. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant, (ii) which it has independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rules, or regulators. If Consultant is requested or required to disclose any confidential information supplied to it by the Client or the Company, Consultant shall, unless prohibited by law, promptly notify the client of such request(s) so that the Client or the Company, as applicable, may seek an appropriate protective order. In addition, Consultant acknowledges that it is aware, and that it will advise its Representatives who receive confidential information, that the United States securities laws prohibit any person who has material, non-public information from purchasing or selling securities of the Company (and options, warrants and rights relating thereto) and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person (including, without limitation, any of your Representatives) is likely to purchase or sell such securities.

6. Other Consulting Clients. The Client acknowledges that Consultant or its affiliates are in the business of providing services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others. The Consultant acknowledges that this Agreement is non-exclusive and the Company may have additional consultants under contract during the term of this Agreement. The Consultant agrees to allow the Client to use his name as a consultant for the term of this Agreement.

7. Indemnification. (a) The Client agrees to indemnify and hold harmless Consultant, its employees, officers, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, "Damages"), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly caused by, relating to, based upon or arising out of the rendering by Consultant of services pursuant to this Agreement, so long as Consultant shall not have engaged in illegal, intentional or willful misconduct, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

      (b) The Consultant agrees to indemnify and hold harmless the Client from and against any and all Damages, including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly caused by, relating to, based upon or arising out of the rendering by Consultant of services pursuant to this Agreement, if Consultant shall have engaged in illegal, intentional or willful misconduct, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

8. Independent Contractor. Consultant shall perform its services hereunder as an independent contractor and not as an employee or agent of the Client or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Client or any affiliate thereof in any manner, except as may be expressly agreed to by the Client in writing from time to time.

9. Arbitration. In the event of any dispute under this Agreement, then and in such event, each party agrees that the same shall be submitted to the American Arbitration Association ("AAA") in the City of Coral Springs of Florida or nearest city, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by AAA may be entered as judgment of the Courts of the State of Florida , and shall be enforceable as such.

10. Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by (a) nationally recognized overnight courier, (b) facsimile transmission electronically confirmed,
      (c) hand delivery against receipt, (d) registered or certified mail, return receipt requested, in each case addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

11. Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in writing signed by both parties. This Agreement shall be binding upon and insure to the benefit of each of the parties and their respective successors, legal representatives and assigns. This Agreement shall not be assigned by either party without the written consent of the other party. This Agreement may be executed in counterparts. This Agreement shall be constructed and enforced in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

12. Expenses. The Client agrees to reimburse the Consultant for all expenses that are pre-approved in writing by the Client. These would include but no be limited to travel, legal and accounting expenses related to due diligence, as well as general business expenses related to the Client's Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                                   S.P.R. Venture Partners, Inc.

                                                   By: /s/ Spiro Pappas
                                                       -------------------------
                                                       Name:  Spiro Pappas
                                                       Title: President

ACKNOWLEDGED AND AGREED:

Gerald C. Parker


By: /s/ Gerald C. Parker
      ----------------------------
      Chairman of the Board